                                  EXHIBIT 32.1

 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bull Run Corporation (the "Company") on Form 10-K for the fiscal year ended August 31, 2003 as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his individual knowledge and belief:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:   November 28, 2003



/s/ ROBERT S. PRATHER, JR.
--------------------------------------
Robert S. Prather, Jr.
President and Chief Executive Officer